Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Able Laboratories, Inc. (the “Company”) for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Principal Executive Officer and Principal Financial Officer of the Company certify, to the best knowledge and belief of each signatory, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dhananjay G. Wadekar
Dhananjay G. Wadekar
Chief Executive Officer (Principal Executive Officer)

/s/ Nitin V. Kotak
Nitin V. Kotak
Vice President, Finance and Accounting (Principal Financial Officer)

Date: May 10, 2005